Independent Auditors' Consent



To the Shareholders and Board of Directors of Smith Barney Concert Allocation Series Inc.:

We consent to the use of our report dated March 16, 1998 for the High Growth, Growth, Global, Balanced, Conservative, and Income Portfolios of the Smith Barney Concert Allocation Series Inc. incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Counsel and Auditors" in the Statement of Additional Information.




	KPMG Peat Marwick LLP


New York, New York
May 28, 1998